SCHEDULE 14A
                               Reg ss. 240.14a-101

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934

[X] Preliminary Information Statement

                      Innovest Capital Sources Corporation,
                      formerly, Telco Communications, Inc.,
                     and formerly, Cody Capital Corporation,

                                Registrant's Name

Filed by Registrant [x]

Payment of fees [x]

1) Title of Class of Securities to which this transaction applies: Common Stock

2) Aggregate number of secutities to which this transaction applies: 50,000,000 shares

3) Aggregate Value  $134,410

4) Proposed maximum aggregate value $134,410

5) Total fees paid $100

                           PRELIMINARY PROXY MATERIALS

                      Innovest Capital Sources Corporation,
                      formerly, Telco Communications, Inc.,
                     and formerly, Cody Capital Corporation,

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           to be held November 26 1997

To the Stockholders:

     You are cordially invited to attend the Annual Meeting of Stockholders, to be held at 10:00 a.m., on November 26, 1997, at 28202 Cabot Road, Suite 300, Laguna Niguel CA 92677, for the following purposes:

     1. Consider and vote upon a proposal to Reverse Split the Common Stock of the Corporation 60 to 1; with the provision that no Shareholder owning 100 shares or more shall be reversed or reduced below 100 Shares;

     2. Consider the Post-Reverse Issuance of 5,000,000 shares in satisfaction of $134,410 of expenses incurred for legal and professional services to the company since emergence from Bankruptcy;

     3. Consider and vote upon a proposed Plan of Reorganization and Merger of this Corporation into Solar Energy, Ltd., a newly created private Delaware Corporation, which merger would change the name of the Corporation, move its place of incorporation from Colorado to Delaware and acquire assets;

     4. Elect two directors to the Board of Directors;

     5. Consider and vote on proposals to ratify certain reorganizational acts of Management, including the selection of Green & McElreath, 700 Louisiana, Suite 5200, Houston, TX 77002-2733, as the Independent Public Auditor for the Company for the fiscal year 1997;

     6. Act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on October..... as the record date for determining those stockholders who will be entitled to vote at the meeting. The stock transfer books will be closed between the record date and the date of the meeting.

     Representation of at least a majority of all outstanding shares of Common Stock of this Company is required to constitute a quorum. Accordingly, it is important that your stock be represented at the meeting.

      Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy card and return it int he enclosed envelope. Your proxy may be revoked at any time prior to the time it is voted.


                                              BY ORDER OF THE BOARD OF DIRECTORS
Dated:


                                                                       Secretary

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                          to be held November 26, 1997

     These proxy materials are furnished in connection with the solicitation of proxies by the management of Innovest Capital Sources Corporation, formerly, Telco Communications, Inc., and formerly, Cody Capital Corporation, to be held at 10:00 a.m., on November 26, 1997, at 28202 Cabot Road, Suite 300, Laguna Niguel CA 92677.

                             PURPOSES OF THE MEETING

     The Meeting is called by the Management to consider and vote upon the following specific Proposals and to transact such other business as may come before the Meeting or any postponement or adjournment thereof.

     1. Consider and vote upon a proposal to Reverse Split the Common Stock of the Corporation 60 to 1; with the provision that no Shareholder owning 100 shares or more shall be reversed or reduced below 100 Shares;

     2. Consider the Post-Reverse Issuance of 5,000,000 shares in satisfaction of $134,410 of expenses incurred for legal and professional services to the company since emergence from Bankruptcy;

     3. Consider and vote upon a proposed Plan of Reorganization and Merger of this Corporation into Solar Energy, Ltd., a newly created private Delaware Corporation, which merger would change the name of the Corporation, move its place of incorporation from Colorado to Delaware and acquire assets;

     4. Elect two directors to the Board of Directors;

     5. Consider and vote on proposals to ratify certain reorganizational acts of Management, including the selection of Green & McElreath, 700 Louisiana, Suite 5200, Houston, TX 77002-2733, as the Independent Public Auditor for the Company for the fiscal year 1997;

     6. Act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.


     Each of the foregoing proposals is described and discussed in the following pages and sections of this Proxy Statement.

                                  ANNUAL REPORT

     All shareholders are furnised a copy of the Issuer's Annual Report on Form 10-ksb, the contents of which are incorporated herein by this referenced as though fully set forth herein.

                                    THE PROXY

     The enclosed Proxy, even though executed and returned, may be revoked at any time before being voted, by written notice, mailed or delivered to the Company, or by a request for return of the Proxy at the Meeting. Proxies shall be voted in accordance with the directions of the shareholders, for, against or abstaining, as to the proposals listed in the Notice of the Meeting. The proxy must be received by the Company prior to the Meeting to be effective.

                                VOTING SECURITIES

     The Company presently has only one class of voting equity stock outstanding. This the Company's Common Voting Stock of no par value of which 50,000,000 shares are authorized, issued and outstanding on the date hereof and at the closing date on the Record Date. Each outstanding share is entitled to one vote. Only shareholders of record on the close of business the Record Date are entitled to notice and to vote at the Meeting. The presence at the Meeting in person or by Proxy of a majority of the shares entitled to vote shall constitute a quorum for the transaction of business. In the absence of contrary instructions, shares represented by Proxy will be voted for the election of directors as described hereinafter (see election of directors) and for approval for the proposal to amend the Company's Articles of Incorporation and for the ratification of the selection of Auditor.

     The close of business on November 10, 1997, was the record date for stockholders entitled to notice of and to vote at the Annual Meeting. Shares of Common Stock outstanding on the record date are entitled to vote at the Meeting and the holders of record thereof will have one vote for each share so held on the matters to be voted upon by the stockholders.

                              PRINCIPAL SHAREHOLDER

     The Principal Shareholder of this Corporation is Miller L. Mays III, President/Director, 4 Normandy Drive, Kenner LA 70065. Mr Mays owns 47,069,724, or 94.14% of the Common Stock of this Corporation.

                                 PROPOSAL No. 1

          CONSIDER AND VOTE UPON A PROPOSAL TO REVERSE SPLIT THE
          COMMON STOCK OF THE CORPORATION 60 TO 1; WITH THE PROVISION THAT NO SHAREHOLDER OWNING 100 SHARES OR MORE SHALL BE
          REVERSED OR REDUCED BELOW 100 SHARES;

     This Company Innovest Capital Sources Corporation, was incorporated in Colorado on December 9, 1987, as Cody Capital Corporation, later changing its name to Telco Communications, Inc. It was organized to seek out and complete a merger or acquisition of other companies or businesses. The Company completed a public offering in 1989 in which it raised a net, after offering expenses, of $96,631. An investment was made in Telco of Baton Rouge; however, the Issuer never realized any return from that investment. In 1994, the Issuer was forced to file for Chapter 11 Bankruptcy protection. On March 11, 1994, the Federal Bankruptcy Court for the Middle District of Louisiana appointed a Trustee for the Bankruptcy Estate of the Registrant, the Court having converted the case from Chapter 11 to Chapter 7 the preceding day. As a result of that action, the Trustee in Bankruptcy was placed in control of the affairs of the Company, replacing the Board of Directors previously serving.

     On March 26, 1996, upon motion of the Trustee, the Court ordered that the Corporation be sold to Mr. Miller L. Mays III, with no assets or liabilities attached thereto. The sale was made pursuant to a Bill of Sale perfected on April 12, 1996. Mr. Miller was duly appointed and assumed the office of President and Sole Director of the Issuer and appointed Karl E. Rodriguez to serve as Secretary, and. additional director.Reference is made to the Registrant's Current Report on Form 8-K erroneously dated March 11, 1994, but actually filed and reporting as of June 12, 1996, and exhibits thereto for documentation of the emergence from Bankruptcy and related matters. The Issuer emerged from

Bankruptcy with no assets, liabilities and subject to no claims or litigation, and carried an existing shareholder base of 2,655,726 shares and approximately 270 shareholders, and issued an additional 47,069,274 to persons believed to be affiliates of the Issuer. In connection with the emergence from Bankruptcy three former convertible debenture holders elected to convert their holdings to common stock, resulting in an additional 275,000 shares, bringing the post-emergence total, issued and outstanding, to the present 50,000,000 shares.

     As of the date of this Meeting, the Corporation continues to have no current business, and has had no operations since its emergence from Bankruptcy in 1996. During the period from April 1996 to the record date, Management has been engaged int the search for new business opportunities without material results. The Company has been seeking new business opportunities, including business combinations, associations, joint venture, merger and/or acquisition programs to achieve profitability for shareholders.

     This First Proposal is for a reverse split of the Company's common stock by which every sixty shares would become one share; provided that no shareholder owning 100 shares or more would be reduced below 100 shares. The reason for such a reverse is with a view to attracting a business acquisition in order to achieve some profitability to the company and value for shareholders. The Company presently is authorized to issue 50,000,000 shares and has 50,000,000 shares issued and outstanding. The result of the reverse is that the company's 50,000,000 shares issued would become 833,333.33 shares, so the additional shares would become available to purchase assets and business for stock, without the need of raising additional capital. While the reverse itself would result in no dilution of any shareholder's percentage ownership, other than possibly the principal shareholder, any acquisition for stock would result in dilution of present percentage ownership.

                                 PROPOSAL No. 2

          CONSIDER THE POST-REVERSE ISSUANCE OF 5,000,000 SHARES IN SATISFACTION OF $134,410 OF EXPENSES INCURRED FOR LEGAL AND PROFESSIONAL SERVICES TO THE COMPANY SINCE EMERGENCE FROM BANKRUPTCY;

     The Company has incurred legal, professional and consulting fees and expenses in the amount of $134,410.00 in connections with matters arising since emergence from Bankruptcy. The Company proposes to pay for these services with stock rather than cash. The stock proposed to be issued is post-reverse. Accordingly, after the pre-reverse 50,000,000 shares would become 833,333.33 post-reverse, and if the 5,000,000 shares be approved and issued, the total issued and outstanding, post-reverse would then be 5,833,333.33 shares.

                                 PROPOSAL No. 3

          CONSIDER AND VOTE UPON A PROPOSED PLAN OF REORGANIZATION AND MERGER OF THIS CORPORATION INTO SOLAR ENERGY, LTD., A NEWLY CREATED PRIVATE DELAWARE CORPORATION, WHICH MERGER WOULD CHANGE THE NAME OF THE CORPORATION, MOVE ITS PLACE OF INCORPORATION FROM COLORADO TO DELAWARE, AND ACQUIRE ASSETS;

     This proposal is intended first to reorganize the corporation formally, changing its name and moving its place of incorporation from Colorado to Delaware, and second, to acquire certain potentially valuable business opportunities, assets and businesses for the resulting merged entity.

     Innovest Capital Sources Corporation, this Company, has entered into a Letter of Intent to enter into a Plan of Reorganization by which Innovest and Solar would merge, Solar would survive the Merger, the shareholders of Innovest would become the shareholders of Solar, share for share, and the situs of the merged entity shall remain in Delaware, having acquired the operational history of Innovest, and the corporate existence of Innovest shall continue in and through Solar, and only in and through Solar Energy Ltd.

                                 PROPOSAL No. 4

                 ELECT TWO DIRECTORS TO THE BOARD OF DIRECTORS;

     Joel M. Dumaresq and Norman Wareham are the Initial Directors of Solar Energy, Ltd. Pursuant to the agreement to merge this Corporation with that Corporation, the management of this Corporation has nominated those two persons to serve as Directors of the Merged Entity until the next meeting of shareholders or until their successors be elected or duly appointed.

     The present Directors of this Corporation, identified below, are not standing for re-election. They were the Interim Directors of the Company following its emergence from Bankruptcy in April 1996, and have served without compensation during such interim period:

           Miller L. Mays III                   Karl E. Rodriguez
           PRESIDENT/DIRECTOR              SECRETARY/TREASURER/DIRECTOR

                                 PROPOSAL No. 5

     CONSIDER AND VOTE ON PROPOSALS TO RATIFY CERTAIN REORGANIZATIONAL ACTS OF MANAGEMENT, INCLUDING THE SELECTION OF Green & Mcelreath, 700 LOUISIANA, SUITE 5200, HOUSTON, TX 77002-2733, AS THE
     INDEPENDENT PUBLIC AUDITOR FOR THE COMPANY FOR THE FISCAL YEAR
     1997;

     This Proposal presents an opportunity for Management to disclose and explain to shareholders the action it has taken since emergence from Bankruptcy in April 1996, and allow the shareholders to approve, disapprove or otherwise comment upon them.

     1. On or about January 15, 1997, the Name of the Corporation was changed from Telco Communication, Inc. to Innovest Capital Sources Corporation.

     2. On or about August 20, 1997, the Board of Directors engaged Green & McElreath, 700 Louisiana, Suite 5200, Houston, TX 77002-2733, as the Independent Public Auditor for the Company for the fiscal year 1997.

     3. On or about August 21, 1997, the Board of Directors engaged Madison Stock Transfer, as the Certificate and Transfer Agency for this Corporation.

     4. On or about September 25, 1997, the Articles of Incorporation were amended to change the par value of the Common Stock from $0.001 per share to no par value. This change in par value results in no change of the total equity or capital of the corporation, and is technical only.

                          STOCK OWNERSHIP and DILUTION

     The following Table A sets forth the beneficial ownership of Common Stock owned by each of the officers and directors, individually and as a group, and each person known by the management of the Company to be or become the record owner of 5% or more of the outstanding Common Stock of whatever Series immediately following the close of business on the Record Date.

========================================================================================
  NAME AND ADDRESS OF BENEFICIAL OWNER                     AMOUNT AND       PERCENT
                                                           NATURE OF        OF CLASS
                                                           OWNERSHIP
----------------------------------------------------------------------------------------
Miller  L. Mays III   President/Director                   47,069,724         94.14
4 Normandy Drive
Kenner LA 70065
----------------------------------------------------------------------------------------
Karl E. Rodriguez   Secretary/Treasurer/Director                    0          0.00
3131  Royal Street
New Orleans LA 70117
========================================================================================
All Officers and Directors as a Group                      47,069,724         94.14
========================================================================================
Total Shares Issued and Outstanding                        50,000,000        100.00
========================================================================================


     The following Table B sets forth an analysis of the present shareholder base of Innovest.

========================================================================================
           ISSUED/WHEN ISSUED                                 SHARES         PERCENT
----------------------------------------------------------------------------------------
Founders shares (1987)                                        800,000          1.60
----------------------------------------------------------------------------------------
"1933 Act" Public shares  (1989)                            1,855,726          3.71
----------------------------------------------------------------------------------------
"Affiliate Control" shares Miller  L. Mays III (1996)      47,069,274         94.14
(Issued pursuant to emergence from Bankruptcy)
----------------------------------------------------------------------------------------
New Investment shares (1996) (Converted to stock by           275,000          0.55
Bondholders upon emergence from Bankruptcy)
========================================================================================
Present Shares Issued and Outstanding (270 Holders)        50,000,000        100.00
========================================================================================

     If approved by shareholders the 50,000,000 shares will be reversed, proportionally to 833,333.33 shares, and 5,000,000 additional shares would be issued for legal, professional and consultant's fees and expenses.

     If approved by shareholders, this corporation would merge share for share into and become Solar Energy, Ltd.

                              STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be considered at the 1997 Annual Meeting of Shareholders must by received by the close of business the day before the meeting. Such proposals may be included in next year's proxy statement if they comply with certain rules and regulations promulgated by the Securities and Exchange Commission.

                              COSTS OF SOLICITATION

     The entire cost of soliciting proxies will be borne by the Company. To assist in contacting stockholders whose stock is held in the names of brokers or other custodians, proxies may be solicited by directors, officers, or consultants by telephone, telegraph of facsimile.

                                   CONCLUSION

     It is important that proxies be returned promptly. Stockholders requested to vote, sign, date and return the proxy in the enclosed self-addressed envelope.

     The Board of Directors recommends that the stockholders vote FOR each of the proposals and For the election of the Directors nominated by the Board in anticipation of the Merger. If the Merger be not approved, the Board of Directors shall have discretion as to the appropriate effectiveness of other Proposals if they be approved and the Merger not approved; except for the matters listed for ratification in Proposal 5.

                                  ANNUAL REPORT

     All shareholders are furnised a copy of the Issuer's Annual Report on Form 10-ksb, the contents of which are incorporated herein by this referenced as though fully set forth herein. Special reference is directed to the Audited Financial Statements for the period ended December 31, 1996.

                      Innovest Capital Sources Corporation,
                      formerly, Telco Communications, Inc.,
                     and formerly, Cody Capital Corporation,

                                  PROXY BALLOT

                               to be voted at the

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          to be held November 26, 1997

     This Proxy Ballot is furnished in connection with the solicitation of Proxies by the Board of Directors of the Company, to be voted at a Special Meeting of Shareholders (the "Meeting") to be held at the time and place, and for the purposes stated in the notice of annual meeting of shareholders furnished herewith.

     We will be pleased to vote your shares in accordance with your instructions, if you will sign this form and return it to us. If you do sign the form and return it without making any other marks, we will vote your shares in favor of all proposals and for the election of all nominated directors. You may mark each proposal specifically with your instructions if you wish.

     Should you wish to attend the meeting and vote in person, please check the box indicated. If you intend to attend by a representative, please fill in the name and address of the representative of your choice where indicated. Then, in any case, sign and return this form.

     To vote or give instructions mark or place your initials in the box to the right of your instruction.

Please Print the name or names of the person or persons voting:

================================================================================


================================================================================

================================================================================
I do wish to attend in person.
--------------------------------------------------------------------------------
I do not wish to attend in person.
================================================================================

================================================================================
I do wish to attend by a representative whose name and address is as follows:







--------------------------------------------------------------------------------
I do not wish to attend by a representative.
================================================================================

                                 PROPOSAL No. 1

     CONSIDER AND VOTE UPON A PROPOSAL TO REVERSE SPLIT THE COMMON STOCK OF THE CORPORATION 60 TO 1; WITH THE PROVISION THAT NO SHAREHOLDER OWNING 100 SHARES OR MORE SHALL BE REVERSED OR REDUCED BELOW 100 SHARES;

                  ==============================================================
                               FOR              AGAINST              ABSTAIN
==================--------------------------------------------------------------
Proposal No. 1
================================================================================

                                 PROPOSAL No. 2

     CONSIDER THE POST-REVERSE ISSUANCE OF 5,000,000 SHARES IN SATISFACTION OF $134,410 OF EXPENSES INCURRED FOR LEGAL AND PROFESSIONAL SERVICES TO THE COMPANY SINCE EMERGENCE FROM BANKRUPTCY;


                  ==============================================================
                               FOR              AGAINST              ABSTAIN
==================--------------------------------------------------------------
Proposal No. 2
================================================================================

                                 PROPOSAL No. 3

     CONSIDER AND VOTE UPON A PROPOSED PLAN OF REORGANIZATION AND MERGER OF THIS CORPORATION INTO SOLAR ENERGY, LTD., A NEWLY CREATED PRIVATE DELAWARE CORPORATION, WHICH MERGER WOULD CHANGE THE NAME OF THE CORPORATION, MOVE ITS PLACE OF INCORPORATION FROM COLORADO TO DELAWARE, AND ACQUIRE ASSETS;


                  ==============================================================
                               FOR              AGAINST              ABSTAIN
==================--------------------------------------------------------------
Proposal No. 3
================================================================================

                                 PROPOSAL No. 4

                 ELECT TWO DIRECTORS TO THE BOARD OF DIRECTORS;

for Director
Joel S. Dumaresq

                  ==============================================================
                               FOR              AGAINST              ABSTAIN
==================--------------------------------------------------------------
Proposal No.4a
================================================================================

for Director
Norman Wareham

                  ==============================================================
                               FOR              AGAINST              ABSTAIN
==================--------------------------------------------------------------
Proposal No. 4b
================================================================================

                                 PROPOSAL No. 5

     CONSIDER AND VOTE ON PROPOSALS TO RATIFY CERTAIN REORGANIZATIONAL ACTS OF MANAGEMENT, INCLUDING THE SELECTION OF GREEN & MCELREATH, 700 LOUISIANA, SUITE 5200, HOUSTON, TX 77002- 2733, AS THE INDEPENDENT PUBLIC AUDITOR FOR THE COMPANY FOR THE FISCAL YEAR 1997;


                  ==============================================================
                               FOR              AGAINST              ABSTAIN
==================--------------------------------------------------------------
Proposal No. 5
================================================================================



================================================================================
I do wish to vote as I have indicated by making marks on this form:


dated:

           Signed:
--------------------------------------------------------------------------------
I wish to give the following instructions with respect to the voting of my shares at the shareholders meeting:





dated:

           Signed:
================================================================================